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(DELPHI LOGO)
                                                                    EXHIBIT 99.1

                                                       1105 North Market Street
                                                               Suite 1230
                                                      Wilmington, Delaware 19801
                                                            www.delphifin.com

Press Release

Contact: Bernard J. Kilkelly                          FOR IMMEDIATE RELEASE
         Vice President, Investor Relations           11/30/05
Phone:   212-303-4349
E-mail:  bernie-kilkelly@dlfi.com

        DELPHI FINANCIAL ANNOUNCES ESTIMATED LOSSES FROM HURRICANE WILMA

Wilmington, Delaware - November 30, 2005 - Delphi Financial Group, Inc. (NYSE:
DFG) announced today that it estimates that its fourth quarter operating earnings(1) per share will be reduced by a maximum of $0.10 per share due to losses arising from Hurricane Wilma in the company's non-core property reinsurance business. On October 25, 2005, Delphi announced that it is exiting this non-core line of business.

Robert Rosenkranz, Chairman and Chief Executive Officer, said, "We continue to have a positive outlook for strong earnings growth in our core insurance businesses in the fourth quarter of 2005 and in 2006. Delphi remains committed to our strategic goal of building shareholder value by delivering excellent and consistent results."

In connection with, and because it desires to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statements made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as "outlook," "expects," "believes," "anticipates," "intends," "judgment" or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi's control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to Delphi's business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in Delphi's investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of Delphi and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Delphi disclaims any obligation to update forward-looking information.

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DELPHI FINANCIAL ANNOUNCES ESTIMATED LOSSES FROM HURRICANE WILMA          Page 2

Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related insurance coverages: group life, long-term and short-term disability, excess workers' compensation for self-insured employers, travel accident and dental. Delphi's asset accumulation business emphasizes individual fixed annuity products. Delphi's common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.

(1) Operating earnings, which is a non-GAAP financial measure, consist of net income excluding after-tax realized investment gains and losses, as applicable. The Company believes that because realized investment gains and losses arise from events that, to a significant extent, are within management's discretion and can fluctuate significantly, thus distorting comparisons between periods, a measure excluding their impact is useful in analyzing the Company's operating trends. Investment gains or losses may be realized based on management's decision to dispose of an investment, and investment losses may be realized based on management's judgment that a decline in the market value of an investment is other than temporary. Thus, realized investment gains and losses are not reflective of the Company's ongoing earnings capacity, and trends in the earnings of the Company's underlying insurance operations can be more clearly identified without the effects of these gains and losses. For these reasons, management uses the measure of operating earnings to assess performance and make operating plans and decisions, and analysts and investors typically utilize measures of this type when evaluating the financial performance of insurers. However, realized investment gains and losses occur frequently and should not be considered as nonrecurring items. Further, operating earnings should not be considered a substitute for net income, the most directly comparable GAAP measure, as an indication of the Company's overall financial performance and may not be calculated in the same manner as similarly titled captions in other companies' financial statements. All per share amounts are on a diluted basis.

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